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Comptroller of the Currency
Administrator of National Banks
Washington, D.C.  20219

                                  CERTIFICATE


      I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:


      1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

      2. "First Union National Bank," Charlotte, North Carolina, (Charter No. 000001) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.


                                         IN TESTIMONY  WHEREOF,  I have hereunto
                                         subscribed  my name and  caused my seal
                                         of  office  to  be   affixed  to  these
                                         presents at the Treasury  Department in
                                         the City of Washington  and District of
                                         Columbia,  this  26th  day  of  August,
                                         1998.

                                         /S/ JULIE L. Williams
                                         ---------------------------------------
                                         Acting Comptroller of the Currency


[SEAL OF THE COMPTROLLER
  OF THE CURRENCY]